SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   ITEQ, INC.
                (Name of Registrant as Specified In Its Charter)

       ___________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies: ________

    2)  Aggregate number of securities to which transaction applies: ___________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ___________________________

    4)  Proposed maximum aggregate value of transaction: $__________________

    5)  Total fee paid: $__________________
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: ________________

    2)  Form, Schedule or Registration Statement No.: _________________

    3)  Filing Party: _________________

    4)  Date Filed: __________________

                                   ITEQ, INC.

                          2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 28, 2000



            Notice is hereby given that the annual meeting of the stockholders of ITEQ, Inc. (the "Company") will be held at Wortham Tower, Meeting Room 2, 2727 Allen Parkway, Houston, Texas 77019, on June 28, 2000, at 10:00 a.m. central time, for the following purposes:

          1. To elect a board of six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify;

          2. To consider and act upon such other business as may properly be presented to the meeting.

            A record of stockholders has been taken as of the close of business on May 19, 2000, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at the offices of the Company commencing June 16, 2000, and may be inspected during normal business hours before the annual meeting.

            If you do not expect to be present at the meeting, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed stamped envelope that has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                          By Order of the Board of Directors,


                                          /s/ WILLIAM P. REID
                                          Mr. William P. Reid
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                            SECRETARY

     June 1, 2000

                                   ITEQ, INC.
                          2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019

                                 PROXY STATEMENT

    This Proxy Statement is being mailed to stockholders commencing on or about June 1, 2000, in connection with the solicitation by the board of directors of ITEQ, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in Houston, Texas on June 28, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the annual meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy where no direction is specified will be voted for the election of each of the directors nominated by the Company named herein. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a proxy signed on a later date or voting in person at the annual meeting.

    As of May 19, 2000, there were 28,262,048 shares of the Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

                              ELECTION OF DIRECTORS

    At the meeting, six nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly. However, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

    Certain information concerning the nominees is set forth below:

   NAME                                        POSITION               AGE     DIRECTOR SINCE
   ----                                        --------               ---     --------------
   Mark E. Johnson(2)...........   Director and chairman of the       49           1995
                                   board

   William P. Reid..............   Director, president, chief         50           1999
                                   executive officer and secretary

   Thomas N. Amonett(1).........   Director                           56           1996

   Pierre S. Melcher(2) ........   Director                           40           2000

   James L. Rainey, Jr.(1)(2)...   Director                           70           1993

   Roy T. Rimmer(1) ............   Director                           59           2000

______________
    (1) Member, audit committee of the board of directors.
    (2) Member, compensation committee of the board of directors.

    MARK E. JOHNSON. Mr. Johnson has been a director of the Company since December 1995 and chairman of the board since March 1996. He was also president of the Company from September 1998 until February 1999 and from March 1996 until May 1997. Mr. Johnson served as the Company's chief executive officer from March 1996 until July 1999. From February 1994 until December 1995, Mr. Johnson was a shareholder, director and president of Allied Industries, Inc., a wholly-owned subsidiary of the Company since December 1995. Prior to that time, Mr. Johnson was a private investor and was a shareholder and served as chairman of the board, chief executive officer and president of Semco, Inc., a manufacturer of pneumatic conveyance equipment, and of Stillbrooke Corporation, a cemetery and funeral home holding company. From 1982 to 1986, Mr. Johnson served as a partner of KPMG Peat Marwick LLP.

    WILLIAM P. REID. Mr. Reid has been a director of the Company since June 1999 and was named president and chief operating officer of the Company in February 1999. Mr. Reid was appointed acting chief executive officer in July 1999, and was promoted to chief executive officer in March 2000. From 1989 to 1998, Mr. Reid served as president and chief executive officer of Gundle/SLT Environmental. Prior thereto, Mr. Reid served as president of Sperry Sun Drilling Services, a division of Baroid Corporation from 1982 to 1989. From 1974 to 1982, Mr. Reid held several positions with Cameron Iron Works.

    THOMAS N. AMONETT. Mr. Amonett has been a director of the Company since April 1996. Since November 1999, Mr. Amonett has served as the president and chief executive officer of Champion Technologies, a privately held supplier of oilfield chemicals. From October 1997 until August 1999, Mr. Amonett served as president and chief executive officer of American Residential Services, Inc., a company engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for heating, air conditioning, plumbing, electrical, indoor air quality systems and major home appliances. He served as interim president and chief executive officer of Weatherford Enterra, Inc., an oilfield service and equipment company, from July 1996 to October 1997. From 1992 to 1996, he served as chairman of the board and president of Reunion Resources Company (previously known as Buttes Gas and Oil Company and now known as Reunion Industries, Inc.). Mr. Amonett also currently serves as a director of PetroCorp Incorporated, an oil and gas producer and Reunion Industries, Inc.

    JAMES L. RAINEY. Mr. Rainey has served as a director of the Company since October 1993. Mr. Rainey has been an independent business consultant since May 1991. From May 1986 through April 1991, Mr. Rainey served as president and chief executive officer of Farmland Industries, Inc., the largest domestic agricultural supply cooperative. Prior to that time, he spent over 20 years with Kerr-McGee Corporation, including serving as president of Kerr-McGee Chemical Corporation. Mr. Rainey also serves on the boards of Jacobs Engineering Group, Inc. and the Wirthlin Group.

    ROY T. RIMMER. Mr. Rimmer has been a director of the Company since January 2000. Since 1986, Mr. Rimmer has served as the chairman and chief executive officer of Producers Pipeline Corporation that is primarily involved in acquisition and construction of crude oil and natural gas gathering and transportation systems. He has also served as the chairman and chief executive officer of Republic Gas Gathering Systems, Inc. and AGC Industries, Inc. He currently is chairman and chief executive officer of Warner Internet Ventures, Inc., a web content provider to commercial e-Commerce sites.

    PIERRE S. MELCHER. Mr. Melcher has been a director of the Company since November 1999. Prior to that, Mr. Melcher served as a director of the Company from March 1996 to June 1998. From April 1996 until September 1997, Mr. Melcher served as a senior vice president and treasurer of the Company. From April 1994 until December 1995 he was a director and senior vice president of Allied Industries, Inc., a wholly-owned subsidiary of the Company since December 1995. Prior to that time Mr. Melcher pursued private investments and served as a director and senior vice president for Semco, Inc. From 1988 to 1991, Mr. Melcher was an investment banker with Texas Commerce Bank.

    BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

    During 1999, the board of directors convened on 6 regularly or specially scheduled occasions. The audit and compensation committees of the board held 2 and 3 meetings, respectively, during the year. Each director attended at least 75% of all meetings of the board and all committees on which he served during the year.

    The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the standing committees of the board. The compensation committee is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required, and supervises the administration of all executive compensation and benefit programs, including the establishment of specific criteria against which all annual performance based benefits are to be measured. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The board of directors does not presently maintain a nominating committee; stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices.

    Directors not employed by the Company are annually granted options to purchase 10,000 shares of Common Stock under the Directors' Stock Option Plan to compensate them for their services. They also receive $1,000 for each meeting of the board and committee meeting they attend provided that directors receive no additional compensation for attendance at committee meetings held on the same day as a board meeting. In addition, they are reimbursed for their expenses of attending these meetings.

EXECUTIVE OFFICER TENURE AND IDENTIFICATION

    The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders.

MANAGEMENT STOCKHOLDINGS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at April 1, 2000, by (i) all directors,
(ii) the chief executive officer and other executive officers and (iii) all directors and executive officers as a group.

   NAME OF PERSON OR                                    NUMBER OF        PERCENT
   IDENTITY OF GROUP                                    SHARES (1)      OF CLASS
   -----------------                                    ----------      --------
   Mark E. Johnson ...................................   1,793,062        6.3%
   William P. Reid ...................................     300,000        1.1%
   Thomas N. Amonett .................................      43,000         *
   Pierre S. Melcher .................................   2,083,039        7.4%
   Roy T. Rimmer(2) ..................................   3,533,235       12.5%
   James L. Rainey, Jr. ..............................      50,000         *
   All directors and executive officers as a group
     (6 persons)(3) ..................................   7,802,336       26.8%
___________
*   Less than 1% of outstanding shares.

(1) Includes shares underlying outstanding stock options, as follows: Mr. Johnson - 425,000; Mr. Reid - 300,000; Mr. Amonett - 42,000; Mr. Melcher - 6,000; Mr. Rimmer - 5,000; and Mr. Rainey - 50,000.

(2) For a two-year period beginning January 25, 2000, Mr. Rimmer was appointed as Proxy for the shares of LJH Corporation and at his sole discretion represents the interest of the 3,528,235 shares of common stock held by that shareholder. Includes 5,000 shares underlying outstanding stock options referred to in Note (1) above.

(3) Includes all shares referred to in Note (1) above.

VOTE REQUIRED FOR ELECTION

    The six nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of Common Stock of record shall be the duly elected directors upon completion of the vote tabulation at the annual meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present, but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the meeting but not voting.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at April 1, 2000, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock.

   NAME OF PERSON
   OR IDENTITY OF GROUP                   NUMBER OF SHARES      PERCENT OF CLASS
   --------------------                   ----------------      ----------------

   Mark E. Johnson.....................     1,793,062(1)              6.3%
       10101 Bay Area Boulevard
       Pasadena, Texas 77507

   Pierre S. Melcher...................     2,083,039(2)              7.4%
       2 Remington Lane
       Houston, Texas 77005

   Don Sanders.........................     2,482,800(3)              8.8%
       3100 Chase Tower
       Houston, TX 77002

   Robert Alpert.......................     1,849,200(4)              6.5%
       Three Allen Center
       333 Clay, Suite 4150
       Houston, TX 77002

   Lacy J. Harber......................     3,528,235(5)             12.5%
      LJH Corporation
      377 Neva Lane
      Dennison, TX  75020
                                            3,533,235(6)             12.5%
   Roy T. Rimmer.......................
       4550 Post Oak Place, Suite 175
       Houston, TX  77027

(1) Includes 425,000 shares underlying outstanding stock options.

(2) Includes 6,000 shares underlying outstanding stock options. Also includes 140,000 shares owned by Mr. Melcher, as sole trustee of the Kathryn Lewis Melcher Trust ("the KLM Trust"); 80,000 shares owned by Mr. Melcher, as sole trustee of the Paul Nicholas Melcher Trust (the "PNM Trust"); 1,819,039 shares owned by Polaris Partners Ltd. ("Polaris"); and 38,000 shares owned jointly by Mr. Melcher and his spouse, Patricia B. Melcher. Mr. Melcher is also the sole trustee of the Melcher 1998 Management Trust (the "Management Trust"), the general partner of Polaris. As sole trustee of the KLM Trust, the PNM Trust and the Management Trust, Mr. Melcher may be deemed to be the beneficial owner of the shares owned by the KLM Trust, the PNM Trust and Polaris.

(3) Includes 2,073,900 shares owned by Mr. Sanders individually and 408,900 shares owned by certain of Mr. Sanders' clients. Mr. Sanders is chairman of the executive committee of Sanders Morris Mundy, Inc., an investment-banking firm. Mr. Sanders shares the power to dispose, or direct the disposition, of the 408,900 shares owned by certain of his clients and, consequently, beneficially owns said 408,900 shares.

(4) Includes 400,000 shares owned by Mr. Alpert individually; 110,000 shares owned by Wildwood Capital Company ("WCC"); 242,500 shares owned by Markus Ventures, L.P. ("MVLP"); 110,000 shares owned by Markus Investments, Inc. ("MII"); 610,000 shares owned by James Ventures, L.P. ("JVLP"); 351,700 shares owned by James Investments, Inc. ("JII"); and 25,000 shares owned by Mr. Alpert's mother, Gladys Alpert ("GA"). Mr. Alpert is the sole shareholder and president of Danro Corporation. Danro is the managing general partner of WCC, MVLP and JVLP. MVLP is the sole shareholder of MII, and JVLP is the sole shareholder of JII. Mr. Alpert is the chairman of JII and MII. As the sole shareholder and president of Danro, Mr. Alpert may be deemed to beneficially own the shares owned by WCC, MVLP, MII, JVLP and JII and, as GA's son, Mr. Alpert may be deemed to beneficially own the shares owned by GA.

(5) For a two-year period beginning January 25, 2000, Mr. Rimmer was appointed as Proxy for the shares of LJH Corporation and at his sole discretion represents the interest of the 3,528,235 shares of common stock held by that shareholder. At the request of Mr. Harber, Mr. Rimmer was appointed to the Company's board of directors in January 2000.

(6) For a two-year period beginning January 25, 2000, Mr. Rimmer was appointed as Proxy for the shares of LJH Corporation and at his sole discretion represents the interest of the 3,528,235 shares of common stock held by that shareholder. Includes 5,000 shares underlying outstanding stock options.

EXECUTIVE COMPENSATION

    The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was (i) the chief executive officer at any time during the period or (ii) an executive officer at December 31, 1999 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                 ANNUAL COMPENSATION      ------------
                                              ---------------------------    STOCK
                                                                            OPTIONS
NAME AND PRINCIPAL POSITION           YEAR     SALARY      BONUS    OTHER   (SHARES)
-----------------------------------   -----   --------   --------   -----   -------
Mark E. Johnson(1).................    1999   $400,000       -        -     350,000
    Chairman  of the Board             1998   $400,000       -        -     150,000
                                       1997   $350,000   $350,000     -        -

William P. Reid(2).................    1999   $310,667       -        -     375,000
    President, Chief Executive
      Officer and Secretary

________________
(1) Served as president from September 1998 until February 1999 and from March 1996 until May 1997 and as chief executive officer from March 1996 until July 1999.

(2) Became president in February 1999 and acting chief executive officer in July 1999.

OPTION GRANTS

    The following sets forth information about stock option grants during 1999 to the Named Executives.

                                  INDIVIDUAL GRANTS
                     ----------------------------------------------    POTENTIAL REALIZED VALUE AT
                                 PERCENTAGE OF                           ASSUMED ANNUAL RATES OF
                                 TOTAL OPTIONS                        STOCK PRICE APPRECIATION FOR
                                     GRANTED                                 OPTION TERM (1)
                       OPTIONS    TO EMPLOYEES  EXERCISE  EXPIRATION       -----------------
NAME                 GRANTED (2)    IN 1999       PRICE    DATE (3)           5%       10%
----                 ----------     -------       -----    --------        -------  --------
Mark E. Johnson         100,000       11%         $2.00      3/2/04        $55,256  $122,102
                        250,000       28%         $1.00    10/26/04        $69,070  $152,628

William P. Reid         100,000       11%         $2.25     1/29/04        $62,163  $137,365
                         25,000        3%         $2.09     6/30/04        $14,462  $ 31,956
                        250,000       28%         $1.00    10/26/04        $69,070  $152,628

-------------
(1) Potential values stated are the result of using the Securities and Exchange Commission (the "Commission") method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

(2) The options were granted for terms of five years, subject to earlier termination in certain events related to termination of employment.

(3) The options vest at specified dates up to four years from the date of grant.

OPTION EXERCISES AND YEAR-END VALUES

    None of the Named Executives exercised any options during 1999. The following table sets forth information with respect to the unexercised options to purchase shares of Common Stock for each of the Named Executives held by them at December 31, 1999.

                                                                                VALUE OF
                                                NUMBER OF UNEXERCISED          UNEXERCISED
                                                     OPTIONS AT               IN-THE-MONEY
                        SHARES                   DECEMBER 31, 1999             OPTIONS AT
                       ACQUIRED                       (SHARES)             DECEMBER 31, 1999(1)
                          ON       VALUE     -------------------------   -------------------------
NAME                   EXERCISE   REALIZED   EXERCISABLE UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
                      ---------   --------   ----------- -------------   ----------- -------------
Mark E. Johnson          --          --        175,000       325,000          --           --



William P. Reid          --          --         75,000       300,000          --           --

_______________
(1) Represents the difference between the closing price of the Common Stock on the Nasdaq National Market on December 31, 1999 ($0.875 per share), and any lesser exercise price.

EMPLOYMENT AGREEMENTS

    Mr. Johnson is employed under an agreement entered into effective June 30, 1999 and subsequently amended on January 10, 2000. The agreement remains in effect until December 31, 2004 or until Mr. Johnson no longer occupies the position of either chairman of the board of directors of the Company or director. Under the terms of the amended agreement, until June 30, 2000, Mr. Johnson is to devote substantially his full time during normal business hours to insure an orderly management transition at the Company and to undertake any additional executive duties requested by the Company's chief executive officer. During this period, Mr. Johnson is to receive a salary of $33,333 per month. Following this initial transition period, Mr. Johnson will continue to be an employee of the Company responsible for consulting with the Company's chief executive officer concerning acquisitions, divestitures and similar matters and undertaking additional executive duties as requested by the Company's chief executive officer. During this second period, Mr. Johnson's services will not be required during more than three days during any week. Mr. Johnson's salary will be reduced to $16,667 per month and he will no longer be eligible to participate in the Company's employee stock purchase plan and 401K plan. If Mr. Johnson's employment is terminated because he no longer occupies the position of chairman of the board of directors of the Company for reasons other than his resignation or refusal to serve, he is entitled to a lump sum cash payment of the lesser of
(i) $600,000 or (ii) an amount equal to $16,667 multiplied by the number of months remaining from the date of his termination until December 31, 2004. In addition, all of Mr. Johnson's unvested benefits under any benefit plan in which he is a participant when the agreement is terminated as mentioned above will become fully vested, exercisable, distributable or otherwise performable by the Company, and the Company will continue to provide insurance benefits to Mr. Johnson until December 31, 2004.

    Mr. Reid is employed under an agreement entered into effective January 29, 1999 providing for a three-year term, and for which an additional one-year term is added to the term of the agreement upon the expiration of each one-year period, subject to prior termination of the agreement by either party. Pursuant to the agreement, Mr. Reid received an annual salary of $340,000 per year from the date of the agreement through December 31, 1999 at which time he was entitled to participate in the Company's incentive bonus plan. For the periods after December 31, 1999, Mr. Reid's base salary is established by the compensation committee, but no adjustment may result in a base salary less than the highest amount authorized by the committee to be paid during any previous year. Mr. Reid's agreement provides that if he is terminated by the Company without cause, or he elects to terminate his employment for good reason, following a change of control, he is entitled to payment of three times the highest base salary earned by him in the immediately preceding three years plus three times the greater of (i) the maximum award for which he is eligible under the Company's incentive bonus plan for the calendar year of termination, or (ii) the largest award earned under the incentive bonus plan. Following such termination, all rights and options to contingent incentive compensation, except the incentive bonus, defined contribution plans and health and life insurance, shall immediately become fully vested, exercisable and distributable. In addition, following such termination, the Company must maintain all insured and self-insured employee welfare benefit coverage until commencement of equivalent benefits from a new employer, but not longer than three years, or, at Mr. Reid's option, pay him a sum equal to three times the average annual cost to the Company of such coverage over the years before said termination. If a change of control occurs as a result of a consummated tender offer, the agreement requires that, upon Mr. Reid's election, the Company purchase a certain percentage of the shares acquired by him under any benefit plan prior to the tender offer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Under the supervision of the compensation committee, the Company intends to maintain and enhance its profitability, and thus the value of its common stock, by relating executive compensation and stock-based benefits to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

    Base compensation for senior executives (including the chief executive officer and the other Named Executives) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the board of directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the compensation committee's collective best judgment, which necessarily involves subjective as well as objective elements. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation.

    Under the Company's revised bonus program, bonuses may not exceed 100% of base pay for the chief executive officer and the subordinate senior executives. Of the varying percentages, one-half may be awarded on a discretionary basis, and the remainder is entirely objective. The objective component is intended to reflect a policy of requiring a minimum level of Company financial performance for the year before any bonus amount is earned by the executive, with bonus amounts for higher levels of performance directly related to the level achieved. The discretionary bonus component is intended to reflect the individual executive's achievements during the year against personal goals established in consultation with the compensation committee at the beginning of the year. On the basis described above, no bonuses were paid in 2000 in respect of 1999 performance.

    The board of directors is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct and continuing focus upon the goal of constantly striving to increase long-term stockholder value. For several years, the Company has sought to encourage such value building for stockholders through the annual award of nonqualified stock options to senior executives. Options were awarded to the Named Executives during 1999, as follows: Mr. Johnson--350,000 and Mr. Reid--375,000.

    The compensation committee intends, with any necessary concurrence of the board of directors, to continue to consider alternate forms of stock-based incentives with a view to affording the maximum possible long-term performance based benefits to senior executives at the least possible cost and the greatest attainable economic efficiency to the Company, with such benefits designed as nearly as practicable to align directly the economic interests of professional managers with those of the Company's stockholders.

                                               The Compensation Committee
                                               Pierre S. Melcher, Chairman
                                               Mark E. Johnson
                                               James L. Rainey, Jr.

PERFORMANCE GRAPH

    The following graph shows the cumulative total stockholder return on the Company's Common Stock (trading symbol "ITEQ") since December 31, 1994 as compared to the returns of all companies whose equity securities are traded on the Nasdaq National Market (the "Broad Market") and those constituting the Nasdaq Industrial Average and the Dow Jones Industrial Average (the "Averages"). The graph assumes $100 was invested on December 31, 1994 in the Company's Common Stock, the Broad Market and the Averages and assumes reinvestment of dividends.

                               [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------
                     12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
-------------------------------------------------------------------------------
DJIA                  $100.00   $133.45   $168.17   $206.24   $239.45   $299.84
-------------------------------------------------------------------------------
NASDAQ Composite      $100.00   $139.92   $171.69   $208.83   $291.60   $541.16
-------------------------------------------------------------------------------
NASDAQ Industrial     $100.00   $127.97   $147.20   $161.98   $173.02   $297.02
-------------------------------------------------------------------------------
ITEQ                  $100.00   $152.63   $197.37   $484.21    $89.47    $36.84
-------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested members of the board of the directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties.

    In February 2000, the Company sold its wholly owned-subsidiary Graver Manufacturing Company, a maker of field erected pressure vessels, to a newly formed entity 65% owned by the Company's chairman of the board and 35% owned by an unaffiliated individual. The $4.0 million sales price for Graver Manufacturing consisted of $3 million cash and a $1 million five-year term note bearing interest at 9% per annum and secured by all the outstanding capital stock of Graver Manufacturing. In connection with this transaction, Graver Manufacturing was independently appraised, and management is of the opinion that the terms of this transaction were at least as favorable to the Company as could have been obtained from an unrelated third party.

AUDITORS

    Arthur Andersen LLP, a certified public accounting firm, has served as the independent auditor of the Company since 1994. While management anticipates that this relationship may continue to be maintained during 2000 and subsequent years, no formal action is proposed to be taken at the annual meeting with respect to the continued engagement of Arthur Andersen LLP inasmuch as no such action is legally required. Representatives of Arthur Andersen LLP plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

    The audit committee of the board of directors assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter that the committee or the auditors may wish to discuss.

LIMITATION ON INCORPORATION BY REFERENCE

    Notwithstanding any reference in prior or future filings of the Company with the Commission which purport to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Other Information - Board Report on Executive Compensation" or "Other Information - Performance Graph."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1999, all filing requirements applicable to the Company's executive officers, directors and 10% shareholders were met.

OTHER MATTERS

    Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2001 annual meeting of stockholders is required to submit such proposals to the Company on or before February 1, 2001, and otherwise comply with the provisions of Rule 14a-8 under the Exchange Act. If a stockholder intends to bring business before the Company's 2001 annual meeting of stockholders (other than pursuant to the procedures under Rule 14a-8), pursuant to the Company's Amended and Restated Bylaws, notice thereof must be delivered to or mailed and received at the principal executive offices of the Company not later than April 29, 2001, and not before December 30, 2000, and the stockholder must otherwise comply with the requirements in the Company's Amended and Restated Bylaws relating to business brought by a stockholder at an annual meeting.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

    The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                          By Order of the Board of Directors


                                          /s/ WILLIAM P. REID
                                          Mr. William P. Reid
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                            SECRETARY

June 1, 2000

                                   ITEQ, INC.
                          2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JUNE 28, 2000

The undersigned stockholder of ITEQ, Inc. (the "Company") hereby appoints each of Mark E. Johnson and William P. Reid attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Wortham Tower, Meeting Room 2, 2727 Allen Parkway, Houston, Texas 77019, on June 28, 2000, at 10:00 a.m., central time, and at any adjournments of said meeting, all of the shares of Common Stock which the undersigned may be entitled to vote.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side.)

                                   ITEQ, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                       For   Withhold    For All
1. Election of Directors                               All      All      Except

   Nominees: 01) Mark E. Johnson, 02) William P. Reid,
   03) Thomas N. Amonett, 04) Pierre S. Melcher,
   05) James L. Rainey, Jr. and 06) Roy T. Rimmer

   For all except nominees written in below:

   _____________________________________________________

2. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

The board of directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted for election of the nominees named herein.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement furnished herewith.

                                      Dated: ____________________________, 2000


                                      _________________________________________
                                      Signature

                                      _________________________________________
                                      Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys, should indicate the capacity in which they sign. Attorneys should submit powers of attorney.